Exhibit 24

The business address for each of the directors and executive officers of Olivetti S.p.A. listed below is Via G. Jervis, 77, 10015 Ivrea (TO), Italy.

Name	Position/Present Principal Occupation or Employment	Citizenship
Antonio Tesone	Chairman, Olivetti International S.A.; Director, Sogefi S.p.A.	Italian
Marco Tronchetti Provera

Deputy Chairman and Chief Executive Officer/Chairman, Telecom Italia S.p.A.; Chairman, Pirelli & Co. S.a.p.A.; Chairman and Chief Executive Officer, Pirelli S.p.A.; Chairman, Pirelli & C. Real Estate S.p.A.;  Chairman, Olimpia S.p.A.

Italian
Gilberto Benetton

Chairman, Autogrill S.p.A.; Chairman, CFI S.p.A.; Chairman, Edizione Holding S.p.A.;

Deputy Chairman, Telecom Italia S.p.A.; Deputy Chairman, Olimpia S.p.A.; Director, Pirelli S.p.A.; Director, Mediobanca S.p.A.; Director, Autostrade S.p.A.

Italian
Carlo Buora

Chief Exeutive Officer/Chairman, Telecom Italia Mobile S.p.A.; Chief Executive Officer, Telecom Italia S.p.A.; Chief Executive Officer, Chief Operating Officer and Director, Pirelli S.p.A.; Director, Pirelli International LTD; Director, Pirelli & C. Real Estate LTD; Director, Pirelli & C. S.a.p.A.; Director, Pirelli & C.  Real Estate S.p.A.; Director, Pirelli & C. Ambiente S.p.A.; Director, Pirelli Societé Generale S.A.; Director, Pirelli Labs S.p.A.; Director, Pirelli Cable Holding N.V.; Director, Mediobanca S.p.A.

Italian
Lorenzo Caprio	Non-Executive Director/Auditor, Commercial Union Previdenza; Professor of Company Finance and Director of the Financial Studies Centre, Universitá Cattolica	Italian
Giorgio Cirla	Non-Executive Director/Chairman, Interbanca International Holding S.A.; Chief Executive Officer; Interbanca S.p.A.; Director, Hopa S.p.A.	Italian;
Pier Luigi Fabrizi	Non-Executive Director/Chairman, Banca Monte Paschi di Siena S.p.A.	Italian
Cesare Geronzi	Non-Executive Director/Chairman, Capitalia S.p.A.; Deputy Chairman and Executive Committee Member, Mediobanca S.p.A.	Italian
Gianni Mion

Non-Executive Director/Chief Executive Officer, Edizione Holding S.p.A.;

Director, Autogrill S.p.A.; Director, Autostrade S.p.A.; Director, Olimpia S.p.A.; Director, Telecom Italia S.p.A.; Director, Telecom Italia Mobile S.p.A.; Director, Seat Pagine Gialle S.p.A.

Italian
Giampietro Nattino

Chairman, Pirelli Cavi e Sistemi Energia S.p.A.; Non-Executive Director/Chairman, Pirelli Cavi e Sistemi Telecom S.p.A. and GSC Proxitalia S.p.A.; Deputy Chairman, Borsa Italiana S.p.A.; Director, Pirelli & C. Real Estate S.p.A.

Italian
Paola Pierri	Non-Executive Director/Deputy General Manager, Unicredito Italiano S.p.A.	Italian
Alberto Pirelli	Non Executive Director/Deputy Chairman, Pirelli & C. S.a.p.A. and G.P.I. Gruppo Partecipazioni Industriali S.p.A.; Deputy Chairman, Pirelli, S.p.A.; Director, Olimpia S.p.A.	Italian
Carlo Alessandro Puri Negri

Non-Executive Director/General Partner and General Manager Pirelli & C. S.a.p.A.; Deputy Chairman and Chief Executive Officer, Pirelli & C. Real Estate S.p.A.; Director, Telecom Italia S.p.A.; Director, Pirelli S.p.A.; Director, Olimpia S.p.A.

Italian
Gian Carlo Rocco di Torrepadula	Non-Executive Director/Steering Committee Member, Pirelli S.p.A.; Manager of Communication & Image, Telecom Italia S.p.A.	Italian
Dario Trevisan	Non-Executive Director/Partner, Trevisan & Associati (Law Firm)	Italian
Alberto Varisco	Non-Executive Director, Manager of Corporate Finance and Treasury Divisions, Banca Intesa BCI S.p.A.	Italian